EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RECORD REVENUES
FOR THE THIRD QUARTER ENDED SEPTEMBER 27, 2005

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA - October 18, 2005 - The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported record revenues for the fiscal third quarter ended September 27, 2005.  Highlights for the third quarter compared to the same quarter last year are as follows:

•	Total revenues increased 18% to $292.8 million
•	Comparable restaurant sales increased 0.9% at The Cheesecake Factory and 3.8% at the Grand Lux Cafe
•	Operating income increased 41% to $32.4 million
•	Net income increased 43% to $21.9 million
•	Diluted net income per share increased 42% to $0.27

          The above percentage increases exclude the impact of a $4.5 million, or $0.03 per diluted share, reserve established in the comparable quarter of the prior year to accrue for estimated settlement costs and expenses associated with a lawsuit that was pending at the time.

          “We are very pleased with our financial results for the third quarter,” said David Overton, Chairman and CEO.  “In spite of an estimated $3.0 to $3.2 million impact on our total restaurant sales during the quarter due to temporary restaurant closures and a general slowdown in traffic resulting from the hurricanes in the Southeast, we realized comparable sales increases at both The Cheesecake Factory restaurants and Grand Lux Cafes.  We estimate comparable sales at The Cheesecake Factory would have increased approximately 2.1% without the impact on traffic from the hurricanes, or approximately equal to our effective menu price increase.  We also recorded significant net income and earnings per share improvements over the comparable period of the prior year as our operators did an excellent job of managing costs during the period of slower traffic and we effectively leveraged the improved commodity cost environment.”

          The Company expects to achieve its stated goal of opening as many as 18 restaurants in fiscal 2005, including two Grand Lux Cafes.  Eleven new Cheesecake Factory restaurants have opened so far this fiscal year, including three in the third quarter and two in the fourth quarter to date.

          “We have been very pleased with all of our new restaurants this year, especially our location in Burlington, Massachusetts which averaged weekly sales in excess of $300,000 for its first 15 weeks,” commented Overton. “We are equally excited about our openings planned for the remainder of the year, including our 100th Cheesecake Factory restaurant in Palm Beach Gardens, Florida scheduled to open in early November.”

          The Company’s current expansion goal for fiscal 2006 is to open as many as 21 new full service restaurants, consisting of approximately 17 Cheesecake Factory restaurants and four Grand Lux Cafes.  Signed leases or letters of intent are in-hand for most of the potential 2006 openings.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Conference Call and Webcast

          A conference call to review the third quarter 2005 results will be held on Tuesday, October 18, 2005 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through November 15, 2005.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software. Click on the “Investors” link and select the “Audio Webcasts” option.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 98 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit www.thecheesecakefactory.com.

Safe Harbor Statement

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries
Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended September 27, 2005		13 Weeks Ended September 28, 2004		39 Weeks Ended September 27, 2005		39 Weeks Ended September 28, 2004

Consolidated Statements of Operations			(restated)				(restated)
	Amounts	Percents	Amounts	Percents	Amounts	Percents	Amounts	Percents

Revenues:	$292,807	100.0%	$247,683	100.0%	$849,367	100.0%	$703,137	100.0%
Costs and expenses:
Cost of sales	74,660	25.5%	65,161	26.3%	217,935	25.7%	185,909	26.4%
Labor expenses	90,910	31.0%	76,822	31.0%	263,704	31.0%	217,519	30.9%
Other operating expenses	67,080	22.9%	60,909	24.6%	193,486	22.8%	163,485	23.3%
General and administrative expenses	12,653	4.3%	10,022	4.0%	36,612	4.3%	29,666	4.2%
Depreciation and amortization expenses	11,375	3.9%	9,213	3.7%	32,211	3.8%	25,937	3.7%
Preopening costs	3,760	1.3%	7,052	2.9%	10,280	1.2%	11,194	1.6%

Total costs and expenses	260,438	88.9%	229,179	92.5%	754,228	88.8%	633,710	90.1%

Income from operations	32,369	11.1%	18,504	7.5%	95,139	11.2%	69,427	9.9%
Interest income, net	1,133	0.4%	471	0.2%	2,857	0.4%	1,560	0.2%
Other income, net	114	0.0%	116	0.0%	400	0.0%	821	0.1%

Income before income taxes	33,616	11.5%	19,091	7.7%	98,396	11.6%	71,808	10.2%
Income tax provision	11,698	4.0%	6,703	2.7%	34,241	4.0%	25,207	3.6%

Net income	$21,918	7.5%	$12,388	5.0%	$64,155	7.6%	$46,601	6.6%

Basic net income per share	$0.28		$0.16		$0.82		$0.60

Basic weighted average shares outstanding	78,511		77,769		78,228		77,530

Diluted net income per share	$0.27		$0.16		$0.80		$0.59

Diluted weighted average shares outstanding	80,235		79,280		80,063		79,323

Selected Segment Information

Revenues:
Restaurants	$278,471		$235,018		$809,278		$669,296
Bakery	23,368		21,367		66,957		57,478
Intercompany bakery sales	(9,032)		(8,702)		(26,868)		(23,637)

	$292,807		$247,683		$849,367		$703,137

Income from operations:
Restaurants	$41,843		$25,138		$121,801		$90,754
Bakery	4,517		3,207		11,182		7,454
Corporate	(13,991)		(9,841)		(37,844)		(28,781)

	$32,369		$18,504		$95,139		$69,427

Selected Consolidated Balance Sheet Information	September 27, 2005	December 28, 2004

Cash and cash equivalents	$21,127	$14,041
Investments and marketable securities	146,614	137,471
Total assets	858,533	758,717
Total liabilities	240,822	215,865
Stockholders’ equity	617,711	542,852

Supplemental Information	13 Weeks Ended September 27, 2005	13 Weeks Ended September 28, 2004	39 Weeks Ended September 27, 2005	39 Weeks Ended September 28, 2004

Comparable restaurant sales % change (1)	1.0%	2.6%	2.0%	4.3%
Restaurants opened during period	3	8	9	12
Restaurants open at period-end	102	89	102	89
Restaurant operating weeks	1,308	1,084	3,805	3,129

(1) Includes Cheesecake Factory restaurants and Grand Lux Cafes

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

          In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements which present the year-over-year change in operating income, net income and diluted net income per share excluding the impact of a $4.5 million reserve established in the third quarter of fiscal 2004 to accrue for estimated settlement costs and expenses associated with a lawsuit that was pending at the time.

          The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results, excluding items that the Company does not believe are indicative of its ongoing operations.

	13 Weeks Ended September 27, 2005	13 Weeks Ended September 28, 2004			Year-Over-Year Percentage Change

	Reported	Reported	Impact of Legal Reserve(1)	Adjusted	Reported	Adjusted

	(unaudited; in thousands, except per share amounts)
Income from Operations	$32,369	$18,504	$4,500	$23,004	75%	41%
Net Income	$21,918	$12,388	$2,921	$15,309	77%	43%
Diluted Net Income per Share	$0.27	$0.16	$0.03	$0.19	69%	42%

(1)Impact of legal reserve reflects the $4.5 million legal reserve, the tax affected impact of that reserve, and the per share impact of that reserve, respectively, in the line items above.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100